FOR IMMEDIATE RELEASE

MR. MILTON DATSOPOULOS APPOINTED CHAIRMAN OF ABERDENE MINES LTD.

Las Vegas, Nevada - April 12, 2005 - Aberdene Mines Limited (OTCBB: ABRM) (the "Company" or "Aberdene") announces that Mr. Milton Datsopoulos has been appointed Chairman of Aberdene Mines Ltd.

Mr. Datsopoulos is the founder and partner in Datsopoulos, MacDonald, and Lind, P.C., a multi-disciplinary law firm located in Missoula, Montana which specializes in business, environmental, and transportation law with a U.S. and international clientele. He has served on, and continues to serve as a board member for Genutec, and as director of numerous business organizations including public and private companies such as Montana Rail Link, Leigh Resource Corporation, Montana World Trade Center, Criticare Systems and Healthrite Corporation. Mr. Datsopoulos earned a Bachelor's degree in Economics with high honors, and a law degree with honors, both from the University of Montana. Mr. Datsopoulos and his partners have achieved the highest legal rating from the most recognized national publication that rates attorneys based upon evaluations by local attorneys and judges. He is a member of the State Bar of Montana, American Bar Association, Montana Trial Lawyers Association, and The Association of Trial Lawyers of America. Mr. Datsopoulos specializes in Personal Injury Law, Criminal Law, Medical Malpractice and Litigation practice.

"We are very pleased to have someone of Mr. Datsopoulos' caliber assume the role of Chairman of Aberdene Mines Ltd.," stated Mr. Brent Jardine, President. "His expertise and history of mine development will be a tremendous asset to the Company as it proceeds with the development of the New York Canyon copper project. Aberdene is currently in the process of developing a drilling plan and budget to commence the second phase of development on its New York Canyon copper project. It is Aberdene's intention to have two simultaneous drills operating this year. The Company plans drilling on the Longshot ridge oxide deposit to increase the existing tonnage, and Aberdene will also initiate metallurgical testing. Once this is completed, Aberdene will commence the permitting process for the purpose of putting an SX-EW operation into production. Additionally, the Company intends to have a second drill rig infill drill the Copper Queen porphyry deposit to further delineate and increase the already known resource."

Mr Brent Jardine further states, "Management at Aberdene feels that the timing for this next exploration program is very fortuitous for the Company as a result of the current price of Copper. According to www.cbsmarketwatch.com, copper contracts commanded the richest price seen for the industrial metal in 16 years and moved to within pennies of its all-time high. On April 11, 2005, Copper for May delivery closed at $1.525 a pound, up 1.75 cents, on the New York Mercantile Exchange. At its intraday high, the contract surged to $1.5275 a pound. These prices have eclipsed what had been the most recent high seen for copper prices, $1.521 a pound set on March 8, and stood in comparison to the Nymex futures record of $1.5475 established on March 3, 1989. CSBmarketwatch.com also quoted analysts at Man Financial which said copper prices are on the rise in anticipation of major Chinese customers taking tonnage deliveries. Copper's recent gains also are noteworthy because they haven't for the most part benefited from any concurrent retreat in the price of the U.S. dollar, Man Financial said."

On behalf of the Board of Directors
ABERDENE MINES LTD.
Brent Jardine, President
For more information contact: Head Office Contact:
Investor Relations 101 Convention Centre Drive - Suite 700
Jeremy Ross Las Vegas, Nevada 89109
1-866-843-8911 T: (702) 939-5389
info@aberdenemines.com F: (702 221-0904

Disclaimer: This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to further develop mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements.